Exhibit 10.3

EXECUTION VERSION

GUARANTEE AND COLLATERAL AGREEMENT

made by

MICRON TECHNOLOGY, INC.

and certain of its Subsidiaries

in favor of

MORGAN STANLEY SENIOR FUNDING, INC.,

as Collateral Agent

Dated as of April 26, 2016

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TABLE OF CONTENTS
(Continued)

ANNEXES
Annex I	—	Name of Guarantors
Annex II	—	Assumption Agreement

EXHIBITS
Exhibit A	—	Copyright Security Agreement
Exhibit B	—	Patent Security Agreement
Exhibit C	—	Trademark Security Agreement

SCHEDULES
Schedule 1	—	Notice Address
Schedule 2	—	Investment Property
Schedule 3	—	Perfection Matters
Schedule 4	—	Jurisdiction of Organizational and Chief Executive Offices

ii

TABLE OF CONTENTS
(Continued)

Page

Schedule 5	—	Intellectual Property

iii

GUARANTEE AND COLLATERAL AGREEMENT

GUARANTEE AND COLLATERAL AGREEMENT, dated as of April 26, 2016, made by MICRON TECHNOLOGY, INC. (the “Borrower”) and each of the signatories from time to time hereto (the “Guarantors”), in favor of MORGAN STANLEY SENIOR FUNDING, INC., as Collateral Agent (in such capacity, the “Collateral Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time party to the Credit Agreement, dated as of April 26, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders, and Morgan Stanley Senior Funding, Inc., as the administrative agent (in such capacity, the “Administrative Agent”) and Collateral Agent.

W I T N E S S E T H :

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement;

WHEREAS, the Grantors would also like to induce other creditors to make available from time to time First Lien Debt (other than as described above) subject to the terms of the Pari Passu Intercreditor Agreement;

WHEREAS, each of the Guarantors has agreed to guaranty the Obligations and to secure its respective Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a first-priority security interest in the Collateral described herein; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent and the Lenders to enter into and make their respective extensions of credit to the Borrower under the Credit Agreement, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1.                            Defined Terms

1.1                                 Definitions.  (a)  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC:  Accounts (as defined in Article 9 of the New York UCC), Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Fixture,

General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.

(b)                                 The following terms shall have the following meanings:

“After-Acquired Material Intellectual Property”: as defined in Section 5.3(c).

“Agreement”: this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Borrower Obligations”:  the collective reference to the unpaid principal of and interest on the Term Loans and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the respective Term Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent, the Collateral Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, premiums (if any), reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Collateral Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

“Capital Lease Obligations”: the obligations of any Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“CFC”: a controlled foreign corporation within the meaning of Section 957 of the Code.

“Closing Date”:  April 26, 2016.

“Collateral”: as defined in Section 3.

“Collateral Account”: any collateral account established by the Collateral Agent as provided in Section 6.1 or Section 6.4.

“Copyrights”:  (i) all copyrights, database rights, design rights, mask works and works of authorship arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 5), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Copyright Licenses”:  any written agreement naming any Grantor as a party, granting any right under any Copyright, including, without limitation, the grant of rights to reproduce, prepare derivative works based upon, perform, display, manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyright Security Agreement”: as defined in Section 5.3(b).

“Credit Agreement”: as defined in the preamble hereto.

“Default”: any “Default” under and as defined in this Agreement or the Credit Agreement.

“Deposit Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“Excluded Property”:  with respect to any Grantor, (i) Foreign Subsidiary Voting Stock constituting more than 65% of the total voting power of all outstanding Capital Stock of such subsidiary (including for this purpose any voting debt security or other voting instrument that is treated as equity for U.S. federal income tax purposes); (ii) any Equity Interests of an Excluded Property Subsidiary, or joint ventures and non-wholly owned Subsidiaries which cannot be pledged without the consent of third parties, (iii) any fee-owned real property (other than the Mortgaged Property), Fixtures (other than Fixtures on or to Mortgaged Property) or leasehold interest in real property, (iv) all vehicles and other assets covered by a certificate of title, (v) property subject to a purchase money arrangement or Capital Lease Obligation only to the extent and for so long as the contract or other agreement in which such Lien is granted prohibits the creation of any other Lien securing Indebtedness on such property, (vi) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby only for so long as the applicable license, franchise, charter or authorization prohibits or restricts the creation by such Grantor of a security interest in such license, franchise, charter or authorization, (vii) any lease, license, contract or agreement to which any Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (A) the abandonment, invalidation, voiding or unenforceability of any right, title or interest of any Grantor therein or (B) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Requirement of Law or principles of equity), provided, however, that such security interest shall attach immediately and automatically at such time as the condition causing such abandonment, invalidation, voiding or unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such lease, license, contract or agreement that does not result in any of the consequences specified in (A) or (B) including any Proceeds of such lease, license, contract or agreement, (viii) any property of a Grantor to the extent and for so long as the grant of a security interest pursuant to this Agreement in such Grantor’s right, title or interest therein is prohibited by applicable Requirement of Law (including any requirement to obtain the consent of any Governmental Authority or third party); provided, that the foregoing exclusions in this clause (vii) shall in no way be construed to apply to the extent that the prohibition is unenforceable under Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Requirement of Law or principles of equity; provided, further, that such security interest shall attach immediately and automatically without further action when such prohibition is repealed, rescinded or otherwise ceases to be effective, (ix) all Commercial Tort Claims and any Letter-of-Credit Rights (whether or not the letter of credit is evidenced by a writing), (x) Deposit Accounts (other than the Collateral Accounts), (xi) any intent-to-use application for registration of a Trademark prior to the filing of a Statement of Use or an Amendment to Allege Use, solely to the extent, and for so long as, the grant or creation by any Grantor of a security interest therein would impair the registrability thereof, or the validity or enforceability of any registration issuing therefrom, (xii) any assets to the extent a security interest in such assets could result in material adverse tax consequences to Borrower or any of its Subsidiaries as reasonably determined by the Borrower in consultation with the Collateral Agent, and (xiii) any other asset or property with respect to which the Borrower and the Collateral Agent determine that the costs of obtaining a security interest therein are excessive in relation to the value of the security afforded thereby.

“Event of Default”:  any “Event of Default” under, and as defined in, the Credit Agreement.

“Excluded Property Subsidiary”: (a) each Subsidiary of the Borrower that is not a Restricted Subsidiary, (b) each Immaterial Subsidiary and (c) any not-for-profit Subsidiaries, captive insurance companies or other special purpose subsidiaries designated by Borrower from time to time.

“First Lien Documents”: as defined in the Pari Passu Intercreditor Agreement.

“Foreign Subsidiary”: any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

“Foreign Subsidiary Voting Stock”: the voting Capital Stock of any Foreign Subsidiary or any FSHCO.

“Guaranteed Obligations”: in (i) the case of the Borrower, all Other Loan Party Obligations of each Non-Borrower Guarantor and (ii) the case of any Non-Borrower Guarantor, all Borrower Obligations and all Other Loan Party Obligations of each other Guarantor.

“Guarantors”: as defined in the preamble hereto.

“Grantors”: the collective reference to the Borrower and each Guarantor identified as a Grantor on Annex I to the signature page hereto, together with any other entity that may become a party hereto (and is identified as a Grantor) as provided herein.

“Immaterial Subsidiary”: a Subsidiary that is not a Material Subsidiary.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, trade secrets, and any transferable rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intellectual Property Security Agreements”: as defined in Section 5.3(b).

“Investment Property”: the collective reference to all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock”).

“IP Agreements”: all agreements, permits, consents, orders and franchises relating to the license (including, without limitation, the Copyright Licenses, Patent Licenses and Trademark Licenses), development, use or disclosure of any Material Intellectual Property to which a Grantor, now or hereafter, is a party or a beneficiary.

“IP Domestic Security Agreement Supplement”: as defined in Section 5.3(c).

“Issuers”: the collective reference to each issuer of any Investment Property or any Pledged Note.

“Lenders”: as defined in the preamble hereto.

“Material Intellectual Property”: any of the Intellectual Property owned by a Grantor and the material rights of a Grantor under any IP Agreement, including material rights under a license agreement, that (i) is related to computer memory products manufactured and sold in commercial volumes, or processes used to make such products, by Borrower and the Domestic Restricted Subsidiaries and (ii) are rights that, if the Borrower and the Domestic Restricted Subsidiaries failed to own or have such rights, would reasonably be expected to have a Material Adverse Effect.

“Material Subsidiary”: each wholly-owned direct Subsidiary that, as of the last day of the fiscal quarter of Borrower most recently ended for which financial statements are available, had total assets (based on book value) as of the end of such quarter in excess of $100,000,000 or that is designated by Borrower as a “Material Subsidiary”.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Borrower Guarantor”: each Guarantor other than the Borrower.

“Obligations”:  (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Non-Borrower Guarantor, its Other Loan Party Obligations.

“Officer’s Certificate”: a certificate of a Responsible Officer of the Borrower.

“Other Loan Party Obligations”: with respect to any Non-Borrower Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, pursuant to Section 2 hereof), any Credit Agreement or any other Loan Document, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the applicable Administrative Agent, the Collateral Agent, or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement, the Credit Agreement or any other Loan Document).

“Patents”:  (i) all letters patent and patent rights of the United States, any other country or any political subdivision thereof, all reissues, reexaminations, and extensions thereof, including, without limitation, any of the foregoing referred to in Schedule 5, (ii) all applications for letters patent of the United States or any other country and all divisionals, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 5, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent License”: all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to make, have made, manufacture, use, sell, offer to sell, have sold, import or export any invention covered in whole or in part by a Patent.

“Patent Security Agreement”: as defined in Section 5.3(b).

“Pledged Notes”: the promissory notes listed on Schedule 2, and all other promissory notes held by and payable to any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business) for Indebtedness in excess of $100,000,000 in aggregate principal amount.

“Pledged Stock”: the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person (other than an Excluded Property Subsidiary) that may be issued or granted to, or held by, a Grantor while this Agreement is in effect; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock be required to be pledged hereunder.

“Permitted Prior Lien”:  a Permitted Lien of the type described in any of clauses (2), (3), (4), (5) or (13) of the definition thereof, or of the type described in clause (17) with respect to Liens of the type described in any of clauses (2), (4), (5) or (13) of the definition thereof.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Responsible Officer”: any of the Borrower’s Chief Executive Officer, President, Chief Operating Officer, any Vice President, Chief Financial Officer, Controller, Treasurer, any Assistant Treasurer or Secretary.

“Secured Debt Termination Date”: as defined in the Pari Passu Intercreditor Agreement.

“Securities Act”: the Securities Act of 1933, as amended.

“Series of First Lien Debt”: as defined in the Pari Passu Intercreditor Agreement.

“Trademarks”: (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, domain names, and other source or business identifiers, and all goodwill associated therewith, all registrations and recordings thereof, and all applications in connection therewith (other than “intent to use” applications included in Excluded Property), whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 5, and (ii) the right to obtain all renewals thereof.

“Trademark License”: any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

“Trademark Security Agreement”: as defined in Section 5.3(b).

1.2                                 Other Definitional Provisions.  (a)  The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)                                 The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)                                  Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2.                            Guarantee

2.1                                 Guarantee.  (a)  Each of the Guarantors hereby, jointly and severally, absolutely, unconditionally and irrevocably, guarantees to the Collateral Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, as a primary obligor and not merely as surety, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Guaranteed Obligations.

(b)                                 Without limiting the generality of anything herein, or in any other First Lien Documents to the contrary notwithstanding, the maximum liability of each Non-Borrower Guarantor hereunder shall be limited to such amount as will, after giving effect to such maximum liability and all other liabilities (contingent or otherwise) of such Guarantor that are relevant under applicable Federal or state bankruptcy or insolvency laws, fraudulent conveyance or transfer laws, or similar such laws, result in the obligations of such Guarantor hereunder not constituting a fraudulent transfer or conveyance under applicable Federal or state laws (after giving effect to all rights of subrogation, contribution or reimbursement, subject to Section 2.3 ).

(c)                                  Each Non-Borrower Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Collateral Agent or any Secured Party hereunder.

(d)                                 The guarantee contained in this Section 2 shall remain in full force and effect until the Secured Debt Termination Date with respect to the First Lien Debt shall have occurred.

(e)                                  No payment made by the Borrower, any of the Non-Borrower Guarantors, any other guarantor or any other Person or received or collected by the Collateral Agent or any Secured Party from the Borrower, any of the Non-Borrower Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Guaranteed Obligations or any payment received or collected from such Guarantor in respect of the Guaranteed Obligations), remain liable for the Guaranteed Obligations up to the maximum liability of such Guarantor hereunder until the Secured Debt Termination Date with respect to the First Lien Debt shall have occurred.

2.2                                 Right of Contribution.  Each Non-Borrower Guarantor hereby agrees that to the extent that a Non-Borrower Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Non-Borrower Guarantor shall be entitled to seek and receive contribution from and against any other Non-Borrower Guarantor hereunder which has not paid its proportionate share of such payment.  Each Non-Borrower Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3.  The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Collateral Agent and the Secured Parties, and each Guarantor shall remain liable to the Collateral Agent and the Secured Parties for the full amount guaranteed by such Guarantor hereunder.

2.3                                 No Subrogation.  Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Collateral Agent or any Secured Party, no Guarantor shall be entitled to seek or enforce its right to be subrogated to any of the rights of the Collateral Agent or any Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Collateral Agent or any Secured Party for the payment of the Guaranteed Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Collateral Agent and the Secured Parties by the Borrower on account of the Borrower Obligations are paid in full (other than contingent indemnification obligations for which no claim has been asserted) and the Secured Debt Termination Date with respect to the First Lien Debt shall have occurred.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full or such payment is otherwise prohibited pursuant to the immediately preceding sentence, such amount shall be held by such Guarantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Collateral Agent may determine.

2.4                                 Amendments, etc with respect to the Guaranteed Obligations.  Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Guaranteed Obligations made by the Collateral Agent or any other Secured Party may be rescinded by the Collateral Agent or such Secured Party and any of the Guaranteed Obligations may be continued, and the Guaranteed Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any Secured Party, and the First Lien Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Agent (or the relevant Secured Parties, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any Secured Party for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Collateral Agent nor any Lender nor any Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guaranteed Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5                                 Guarantee Absolute and Unconditional.  Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Collateral Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Collateral Agent and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2.  Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Non-Borrower Guarantors with respect to the Guaranteed Obligations.  Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of any First Lien Documents, any of the Guaranteed Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Collateral Agent or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Collateral Agent or any other Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower, such Guarantor or any other Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower or any other obligor for the Guaranteed Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent or any other Secured Party against any Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6                                 Reinstatement.  The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Non-Borrower Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Non-Borrower Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7                                 Payments.  Each Guarantor hereby jointly and severally guarantees that payments hereunder will be paid to the applicable Administrative Agent without set-off or counterclaim in Dollars at the applicable Funding Office.

SECTION 3.                            Grant of Security Interest

Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a)                                 all Accounts;

(b)                                 all Chattel Paper;

(c)                                  all Documents;

(d)                                 all Collateral Accounts;

(e)                                  all Equipment;

(f)                                   all Fixtures on or to Mortgaged Property;

(g)                                  all General Intangibles;

(h)                                 all Instruments;

(i)                                     all Intellectual Property;

(j)                                    all Inventory;

(k)                                 all Goods;

(l)                                     all Investment Property;

(m)                             all books and records pertaining to the Collateral; and

(n)                                 to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 3, this Agreement shall not constitute a grant of a security interest in any Excluded Property.  For the avoidance of doubt, and notwithstanding anything to the contrary in this Agreement or any other Loan Document, no Obligation shall be (i) guaranteed by any Foreign Subsidiary, FSHCO or other Subsidiary that is not a Grantor, or (ii) secured by any assets of any Foreign Subsidiary, FSHCO, or other Subsidiary that is not a Grantor (including any Equity Interests held directly or indirectly thereby, or any rights to or interest in intangible property under a license agreement or other arrangement related to the development, ownership, or exploitation of intangible property).

SECTION 4.                            Representations and Warranties

To induce the Collateral Agent and the Lenders to enter into and to make their respective extensions of credit pursuant to the Credit Agreement, each Grantor hereby represents and warrants to the Collateral Agent that:

4.1                                 Title; No Other Liens.  Except for Permitted Liens and Liens not prohibited by Section 6.2 of the Credit Agreement, such Grantor owns, or has rights in, each item of the Collateral free and clear of any and all Liens.  No effective financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are filed with respect to Permitted Liens or Liens not prohibited by Section 6.2 of the Credit Agreement.

4.2                                 Perfected First Priority Liens.  The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in completed and duly executed form to the extent required to be delivered prior to the Closing Date) will constitute valid perfected security interests in all of the Collateral for which such filings and actions are effective to perfect such security interests in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof and (b) are prior to all other Liens on the Collateral other than Permitted Liens and Liens not prohibited by Section 6.2 of the Credit Agreement.

4.3                                 Jurisdiction of Organization; Chief Executive Office.  On the date hereof, such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business, as the case may be, are specified on Schedule 4.

4.4                                 Investment Property.  (a)  The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

(b)                                 All the shares of Pledged Stock issued by an Issuer which is a Subsidiary of a Grantor have been duly and validly issued and are, if such shares are shares of stock in a domestic corporation, fully paid and nonassessable.

(c)                                  Each of the Pledged Notes issued by an Issuer which is a Subsidiary of such Grantor constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

4.5                                 Intellectual Property.  (a)  Except as either individually or in the aggregate could not be reasonably expected to have a Material Adverse Effect (i) to the knowledge of each Grantor, the operation of such Grantor’s business as currently conducted and the use of the Material Intellectual Property in connection therewith do not infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party; and (ii) such Grantor is the exclusive owner or joint owner of all right, title and interest in and to the Material Intellectual Property, or is entitled to use all such Material Intellectual Property subject only to the terms of the related IP Agreements.

(b)                                 The Intellectual Property set forth on Schedule 5 includes all registrations of or applications for Patents, Trademarks and Copyrights that are Material Intellectual Property owned by a Grantor.  For the avoidance of doubt, the inclusion of specific Intellectual Property on Schedule 5 shall not create any implication that any such Intellectual Property constitutes Material Intellectual Property.

(c)                                  The owned Material Intellectual Property owned by each Grantor is subsisting and has not been adjudged invalid or unenforceable in whole or part, and to the knowledge of such Grantor, is valid and enforceable. For clarity, the foregoing representation and warranty shall not apply to Material Intellectual Property constituting rights under any IP Agreement.

(d)                                 The consummation of the transactions contemplated by the Credit Agreement will not result in the termination or impairment of any of the Material Intellectual Property or any Grantor’s rights therein.  For clarity, the foregoing representation and warranty shall not apply to the exercise by the Collateral Agent, the Administrative Agent, or the Lenders of any remedy under this Agreement, including the direct enforcement of any rights under any IP Agreement.

SECTION 5.                            Covenants

Each Grantor covenants and agrees with the Collateral Agent and the Secured Parties that, from and after the date of this Agreement and until the Secured Debt Termination Date with respect to the First Lien Debt:

5.1                                 Maintenance of Perfected Security Interest; Further Documentation.  (a)  Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having the priority described in clause (b) of Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever; provided that such Grantor shall not be required to take any action to perfect a security interest in the Collateral other than those actions described in clause (a) of Section 4.2, Section 5.3, Section 5.4 or Section 5.5.

(b)                                 At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation authorize, and have recorded, any financing or continuation statements under the Uniform Commercial Code (or other similar laws) with the applicable filing office in the jurisdiction of formation or incorporation of each Grantor with respect to the security interests created, but subject in each case to the limitations set forth in Section 5.1(a).

(c)                                  For the avoidance of doubt, notwithstanding anything herein to the contrary, except as set forth in clause (a) of Section 5.1, no Grantor shall be required to (A) take any action with respect to perfection by any other means besides filings of the type specified in Section 4.2, which other methods include possession or “control” under the Uniform Commercial Code (whether effected by transfer of possession, control agreements or other steps) or any other method with respect to any Documents, Instruments, Investment Property, Chattel Paper, cash, Deposit Accounts, commodities and securities accounts (including securities entitlements and related assets), except, with respect to Pledged Stock and Pledged Notes, for the actions required pursuant to Section 5.3, Section 5.4 and Section 5.5, (B) obtain landlord lien waivers, estoppels or collateral access letters with respect to any leasehold interests in real property, (C) authorize or have filed any financing statement as a fixture filing, (D) take any action with respect to perfection that may be required under non-U.S. laws, (E) take any action to obtain any consents or agreements from third parties to permit the grant of a security interest in any Excluded Property or (F) take any action with respect to perfection with respect to any consignment of goods. For the further avoidance of doubt, notwithstanding anything herein to the contrary, except as set forth in clause (a) of Section 5.1, prior to an enforcement event following the occurrence and continuation of an Event of Default no notices shall be sent by the Collateral Agent to, or required by the Collateral Agent to be sent by any Grantor, to account debtors or other third party obligors notifying such account debtors or obligors of the security interests created hereby or directing such account debtors or third party obligors to make payment to a different person or account.

5.2                                 Changes in Name, etc.  Such Grantor will promptly (and in any event within 20 days or such longer period as is reasonably agreed to by the Collateral Agent) provide prior written notice to the Collateral Agent and delivery to the Collateral Agent of all additional financing statements and other executed documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein, if such Grantor (i) changes its jurisdiction of organization from that referred to in Section 4.3 or (ii) changes its name, and such Grantor shall deliver to the Collateral Agent additional financing statements as reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein.

5.3                                 Intellectual Property.  (a)  Except as could not reasonably be expected to have a Material Adverse Effect, subject to the provisions of paragraph (iv) below:

(i)                   With respect to each item of its Material Intellectual Property, each Grantor agrees to take, at its expense, actions, which may include, without limitation, registering in the U.S. Patent and Trademark Office and the U.S. Copyright Office, to (x) maintain the validity and enforceability of such Material Intellectual Property and maintain such Material Intellectual Property in full force and effect, and (y) pursue the registration and maintenance of each Patent, Trademark, or Copyright registration or application, now or hereafter included in such Material Intellectual Property of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office or the U.S. Copyright Office, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, inter partes review, infringement and misappropriation proceedings.

(ii)                No Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Material Intellectual Property may lapse, be terminated or become invalid or unenforceable or placed in the public domain (or, in case of a trade secret, lose its competitive value).

(iii)             Each Grantor shall take actions to preserve and protect each item of its Material Intellectual Property.

(iv)            Notwithstanding anything herein to the contrary, each Grantor shall only be required to take actions or refrain from taking or omit to take actions pursuant to the foregoing clauses (i) through (iii) as it determines in the exercise of its reasonable business judgment are commercially reasonable, and nothing in the foregoing clauses (i) through (iii) shall be construed as prohibiting or restricting a Grantor from effecting any transaction not prohibited by the Credit Agreement (including, without limitation, a transfer, conveyance, sale or other disposition or license not prohibited by the Credit Agreement).

(b)                                 With respect to its Material Intellectual Property, within 30 days of the Closing Date or such later date which the Collateral Agent consents to in writing, each Grantor agrees to execute and deliver to the Collateral Agent, with respect to all Material Intellectual Property that is registered or with respect to which registration is pending (i) an agreement, in substantially the form set forth in Exhibit A hereto or otherwise in form and substance reasonably satisfactory to the Collateral Agent (a “Copyright Security Agreement”), (ii) an agreement, in substantially the form set forth in Exhibit B hereto or otherwise in form and substance reasonably satisfactory to the Collateral Agent (a “Patent Security Agreement”) and (iii) an agreement, in substantially the form set forth in Exhibit C hereto or otherwise in form and substance reasonably satisfactory to the Collateral Agent (a “Trademark Security Agreement” and, together with each Copyright Security Agreement and each Patent Security Agreement, the “Intellectual Property Security Agreements”), in each case, for recording the security interest granted hereunder to the Collateral Agent in such Material Intellectual Property with the U.S. Patent and Trademark Office or the U.S. Copyright Office, as applicable.  For the avoidance of doubt, the inclusion of specific Intellectual Property in any Intellectual Property Security Agreement shall not create any implication that any such Intellectual Property constitutes Material Intellectual Property.

(c)                                  Each Grantor agrees that should it obtain an ownership interest in any Intellectual Property that is not on the date hereof a part of the Material Intellectual Property (“After-Acquired Material Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Material Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become part of the Material Intellectual Property if and to the extent such After-Acquired Material Intellectual Property meets the definition of Material Intellectual Property, subject to the terms and conditions of this Agreement with respect thereto.  Following the acquisition of its interest in any such After-Acquired Material Intellectual Property (on at least a quarterly basis, and with respect to After-Acquired Material Intellectual Property constituting registered Copyrights, within thirty (30) days of such acquisition), each Grantor shall provide written notice to the Collateral Agent identifying the registered or applied-for Patents, Trademarks and/or Copyrights that are not on the date hereof a part of the Material Intellectual Property, including any such After-Acquired Material Intellectual Property, (other than any such registered or applied-for Patents, Trademarks and Copyrights as to which a prior notice under this Section 5.3(c) has been provided and an IP Domestic Security Agreement Supplement, as hereinafter defined, has been recorded as required by this Section 5.3(c)) and such notice shall include all such new After-Acquired Material Intellectual Property, and such Grantor shall execute and deliver to the Collateral Agent with such written notice, or otherwise authenticate, an agreement in form and substance reasonably satisfactory to the Collateral Agent (an “IP Domestic Security Agreement Supplement”) covering such Intellectual Property, which IP Domestic Security Agreement Supplement shall be recorded with the U.S. Patent and Trademark Office, the U.S. Copyright Office and/or any other U.S. governmental authorities necessary to perfect the security interest hereunder in any such Intellectual Property. Notwithstanding anything to the contrary herein, nothing in this Agreement or any other Loan Document shall require any Loan Party or any of their Subsidiaries to make any filings or take any actions to record or perfect the Collateral Agent’s Lien on and security interest in any Intellectual Property other than Material Intellectual Property.  For the avoidance of doubt, the inclusion of specific Intellectual Property in any notice of After-Acquired Material Intellectual Property or in any IP Domestic Security Agreement Supplement shall not create any implication that any such Intellectual Property constitutes Material Intellectual Property.

(d)                                 Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no Grantor shall be obligated to (a) effect any filings with respect to Material Intellectual Property outside of the United States, or (b) perfect any Lien in any Intellectual Property established in any jurisdiction other than the United States.

5.4                                 Delivery of Pledged Notes.  If any Instrument is or becomes a Pledged Note, such Instrument shall promptly be delivered to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

5.5                                 Investment Property.  If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Pledged Stock (constituting Collateral hereunder) of any Material Subsidiary of such Grantor, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock of a Material Subsidiary of such Grantor, or otherwise in respect thereof, such Grantor shall promptly deliver to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock be required to be delivered or pledged hereunder.

SECTION 6.                            Remedial Provisions

6.1                                 Certain Matters Relating to Receivables. If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within three Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 6.4, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

6.2                                 Communications with Obligors; Grantors Remain Liable.  (a) The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables constituting Collateral hereunder and parties to the contracts constituting Collateral hereunder to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any such Receivables or contracts.

(b)                                 Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables constituting Collateral hereunder and parties to the contracts constituting Collateral hereunder that such Receivables and the contracts have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(c)                                  Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating thereto, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3                                 Investment Property and Instruments.  (a)  Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given written notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Investment Property (including Pledged Stock) and all payments made in respect of Instruments (including the Pledged Notes), in each case paid in the normal course of business of the relevant Issuer and consistent with past practice and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided that no vote shall be cast or corporate or other organizational right exercised or other action taken which would be inconsistent with or result in any violation of any provision of the Credit Agreement or this Agreement.

(b)                                 If an Event of Default shall occur and be continuing and the Collateral Agent shall give written notice of its intent to exercise its rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property constituting Collateral hereunder and make application thereof to the Obligations in such order as the Collateral Agent may determine, and (ii) the Collateral Agent shall have the right to cause any or all of the Investment Property to be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property constituting Collateral hereunder upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of such Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)                                  Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Collateral Agent.

6.4                                 Proceeds to be Turned Over to Collateral Agent.  In addition to the rights of the Collateral Agent and the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required).  All Proceeds constituting Collateral hereunder received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control.  All Proceeds constituting Collateral hereunder while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5                                 Application of Proceeds.  At such intervals as may be agreed upon by the Borrower and the Collateral Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent’s election, the Collateral Agent may apply all or any part of Proceeds constituting Collateral, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:

First, to pay incurred and unpaid fees and expenses of the Collateral Agent under the First Lien Documents;

Second, to the Collateral Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;

Third, to the Collateral Agent, for application by it towards prepayment of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties; and

Fourth, any balance remaining after the Secured Debt Termination Date with respect to the First Lien Debt shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same;

provided that in the event of any inconsistency between the terms of the Pari Passu Intercreditor Agreement and this Section 6.5, the term of the Pari Passu Intercreditor Agreement shall govern.

6.6                                 Code and Other Remedies.  (a)  If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may, subject to the requirements of applicable law, in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(b)                                 For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies hereunder at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, an irrevocable, non-exclusive license to use, reproduce, distribute, perform, display, prepare derivative works based upon, make, have made, sell, offer to sell, have sold, import, export, practice, make improvements, license or sublicense any of the Intellectual Property constituting Collateral now owned or hereafter acquired by such Grantor, wherever the same may be located.  Such license shall include access to all media in which any of the Intellectual Property constituting Collateral may be recorded or stored and to all computer programs used for the compilation or printout hereof.  With respect to Trademarks, such license shall be subject to the requirement that the quality of goods and services offered under the Trademarks be substantially consistent with the quality of the goods and services offered thereunder by such Grantor prior to the Collateral Agent’s exercise of rights and remedies.

6.7                                 Registration Rights.  (a)  Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(b)                                 Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Collateral Agent and the Secured Parties, that the Collateral Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

6.8                                 Subordination.  Each Grantor hereby agrees that, upon the occurrence and during the continuance of an Event of Default, unless otherwise agreed by the Collateral Agent, all Indebtedness owing by it to any Domestic Restricted Subsidiary of the Borrower shall be fully subordinated to the indefeasible payment in full in cash of such Grantor’s Obligations.

6.9                                 Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.

6.10                          Pari Passu Intercreditor Agreement.  Notwithstanding anything to the contrary in this Section 6 or Section 7.1, the Pari Passu Intercreditor Agreement shall govern the exercise of rights and the enforcement of remedies hereunder by the Collateral Agent and the Secured Parties. In the event of any conflict between the terms of this Section 6 and the Pari Passu Intercreditor Agreement, the Pari Passu Intercreditor Agreement shall govern.

SECTION 7.                            The Collateral Agent

7.1                                 Collateral Agent’s Appointment as Attorney-in-Fact, etc.  (a)  Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement. At any time when an Event of Default has occurred and is continuing and without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)             in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or contract or with respect to any other Collateral whenever payable;

(ii)          in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s and the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)       pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)      execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)         (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Notwithstanding anything to the contrary in this Section 7.1(a), the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b)                                 If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)                                  The reasonable expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due Term Loans under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(d)                                 Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2                                 Duty of Collateral Agent.  To the full extent permitted by applicable law, the Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account (and, for the avoidance of doubt, the Collateral Agent shall not be permitted to create a security interest in Collateral in its possession pursuant to Section 9-207(c) of the New York UCC). Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof, except as provided herein. The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.3                                 Financing Statements.  Pursuant to any applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. Each Grantor authorizes the Collateral Agent to use the collateral description “all personal property” in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Collateral Agent of any financing statement with respect to the Collateral made on or prior to the date hereof.

7.4                                 Authority of Collateral Agent.  Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Pari Passu Intercreditor Agreement and/or relevant First Lien Documents, and by such other agreements with respect thereto as may exist from time to time among any of them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

7.5                                 Pari Passu Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Pari Passu Intercreditor Agreement. Each party hereto (and each Secured Party) acknowledges and agrees that the Collateral Agent may act in accordance with, and shall be required to take certain actions as required by, the terms of the Pari Passu Intercreditor Agreement. Each party hereto (and each Secured Party) acknowledges and agrees that the Collateral Agent may act in accordance with, and shall be required to take certain actions as required by, the terms of the Pari Passu Intercreditor Agreement. Each of the parties hereto (and each Secured Party) acknowledges and agrees that any such actions shall be permitted, and further agrees that in the event of a conflict between the provisions of this Agreement and the Pari Passu Intercreditor Agreement, the relevant provisions of the Pari Passu Intercreditor Agreement shall control. The parties hereto (and each Secured Party) also acknowledge and agree that the Collateral Agent shall have the benefit of the provisions contained in the Pari Passu Intercreditor Agreement.

SECTION 8.                            Miscellaneous

8.1                                 Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.1 of the Credit Agreement and Section 5.02 of the Pari Passu Intercreditor Agreement; provided that the Company and the Collateral Agent may amend this Agreement without consent of any Secured Party to add Collateral for the benefit of the Secured Parties and add provisions related thereto with respect to the exercise of remedies by the Collateral Agent on behalf of the Secured Parties.

8.2                                 Notices.  All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.2 of the Credit Agreement.

8.3                                 No Waiver by Course of Conduct; Cumulative Remedies.  Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Secured Party any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4                                 Enforcement Expenses; Indemnification.  (a)  Each Guarantor agrees to pay or reimburse each Secured Party and the Collateral Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other First Lien Documents to which such Guarantor is a party, including, without limitation, the fees and disbursements of counsel to each Secured Party and of counsel to the Collateral Agent.

(b)                                 Each Guarantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)                                  Each Guarantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 9.5 of the Credit Agreement or relevant provisions of any other First Lien Document.

(d)                                 The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the First Lien Documents.

8.5                                 Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

8.6                                 Set-Off; Limitation on Individual Actions. In addition to any rights and remedies of the Secured Parties provided by law, each Secured Party shall have the right, without notice to any Grantor, any such notice being expressly waived by each Grantor to the extent permitted by applicable law, upon any Obligations becoming due and payable by any Grantor (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of such Grantor. Each Secured Party agrees promptly to notify in writing the relevant Grantor and the Collateral Agent after any such application made by such Secured Party, provided that the failure to give such notice shall not affect the validity of such application.

8.7                                 Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by electronic transmission or telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8                                 Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9                                 Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10                          Integration.  This Agreement, the Pari Passu Intercreditor Agreement and the other First Lien Documents represent the entire agreement of the Grantors, the Collateral Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein, in the Pari Passu Intercreditor Agreement or in the other First Lien Documents.

8.11                          GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12                          Submission To Jurisdiction; Waivers.  Each Grantor hereby irrevocably and unconditionally:

(a)                                 submits for itself and its property in any legal action or proceeding relating to this Agreement, the Pari Passu Intercreditor Agreement and the other First Lien Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)                                 consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d)                                 agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages;

8.13                          Acknowledgements.  Each Grantor hereby acknowledges that:

(a)                                 it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Pari Passu Intercreditor Agreement and the other First Lien Documents to which it is a party;

(b)                                 neither the Collateral Agent nor any Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement, the Pari Passu Intercreditor Agreement or any other First Lien Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)                                  no joint venture is created hereby, by the Pari Passu Intercreditor Agreement or the other First Lien Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

8.14                          Additional Grantors; Release of Guarantors; Releases of Collateral.  (a) Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to the relevant provision of any First Lien Document shall become a Grantor (and a Guarantor) for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex II hereto.

(b)                                 Non-Borrower Guarantors shall be released from this Agreement to the extent provided below, in each case at the request and expense of the Borrower:

(i)             A Non-Borrower Guarantor shall be released from its obligations hereunder in the event that (1) the Indebtedness of or Guarantee by such Non-Borrower Guarantor that resulted in the obligation to Guarantee the Obligations pursuant to Section 6.1(a) of the Credit Agreement (or would have resulted in the creation of a Guarantee had such Guarantee not already been in place) is released or discharged (other than a discharge of (A) a Guarantee as a result of payment under such Guarantee or (B) Indebtedness as a result of the acceleration of such Indebtedness due to a default or event of default under the terms thereof); (2) the Capital Stock of such Non-Borrower Guarantor is sold or otherwise disposed of (including by way of consolidation or merger) such that such Non-Borrower Guarantor is no longer a Domestic Restricted Subsidiary of the Borrower; and (3) if such Subsidiary was not required to Guarantee the Obligations pursuant to Section 6.1(a) of the Credit Agreement but did so at its option, upon the request by such Non-Borrower Guarantor of release at any time; provided that after giving effect to such release the Borrower would be in compliance with the covenant set forth in this Section 6.1 of the Credit Agreement.

(ii)          One or more Non-Borrower Guarantors may be released from their obligations hereunder at any time if (1) consent to release of such Non-Borrower Guarantors has been given by the Required Lenders as provided for in the Credit Agreement, and (2) the Borrower has delivered an Officer’s Certificate to the Collateral Agent certifying as to the consents of the Required Lenders that are necessary for such release and that any such necessary consents have been obtained.

(iii)       In connection with any release of any Non-Borrower Guarantor pursuant to this Section 8.14, the Collateral Agent shall execute and deliver to the Borrower, at the Borrower’s expense, all documents that the Borrower shall reasonably request to evidence such release. Any execution and delivery of documents pursuant to this Section 8.14 shall be without recourse to or warranty by the Collateral Agent.

(c)                                  Releases of Collateral shall be effected in accordance with the relevant provisions of Section 4.04 of the Pari Passu Intercreditor Agreement.

(d)                                 Upon the grant of a Permitted Prior Lien in any item of the Collateral or any sale, lease, transfer or other disposition of any item of Collateral of any Grantor not prohibited by the Credit Agreement, the Lien of the Collateral Agent in such Collateral will be automatically released, and such Permitted Prior Lien, sale, lease, transfer or other disposition of such item of Collateral shall be free and clear of the Lien of the Collateral Agent, without requirement for consent or approval from the Lenders or the Collateral Agent and the Collateral Agent will, at such Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted by this Agreement; provided, however, that, in connection with such request to evidence the release of such item, such Grantor shall have delivered to the Collateral Agent a written request for release describing the item of Collateral and, if applicable, the grant of a Permitted Prior Lien or the terms of the sale, lease, transfer or other disposition in reasonable detail and an Officer’s Certificate to the effect that the transaction is in compliance with the Credit Agreement and as to such other matters as the Collateral Agent may reasonably request; provided, further, that to the extent and at such time as any property that would otherwise constitute Collateral hereunder is no longer subject to a Permitted Prior Lien, such property shall be Collateral and shall be subject to the Lien of the Collateral Agent.

8.15                          WAIVER OF JURY TRIAL.  EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE PARI PASSU INTERCREDITOR AGREEMENT OR ANY OTHER FIRST LIEN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

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IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

MICRON TECHNOLOGY, INC.

By:	/s/ Ernest E. Maddock
	Name:	Ernest E. Maddock
	Title:	Chief Financial Officer and
Vice President, Finance

Accepted and agreed as of the date first written above

by: MICRON SEMICONDUCTOR PRODUCTS, INC.

By:	/s/ Steven L. Thorsen, Jr.
	Name:	Steven L. Thorsen, Jr.
	Title:	President

MORGAN STANLEY SENIOR FUNDING, INC.,
as Collateral Agent

By:	/s/ Jonathan Rauen
	Name:	Jonathan Rauen
	Title:	Authorized Signatory

ANNEX I

Name of Guarantor

Micron Semiconductor Products, Inc.

ANNEX II

ASSUMPTION AGREEMENT, dated as of                        , 20  , made by                                                            (the “Additional Grantor”), in favor of Morgan Stanley Senior Funding, Inc., as Collateral Agent (in such capacity, the “Collateral Agent”) for the Secured Parties referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in the Guarantee and Collateral Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Micron Technology, Inc. (the “Borrower”), the Lenders and the Collateral Agent have entered into a Credit Agreement, dated as of April 26, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Subsidiaries (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of April 26, 2016 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Collateral Agent for the ratable benefit of the Secured Parties (as defined therein);

WHEREAS, the Additional Grantor is required or has elected to become a party to the Guarantee and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1.                                      Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor and as a Guarantor thereunder with the same force and effect as if originally named therein as a Grantor and a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor and a Guarantor thereunder and transfers and assigns to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, and a Lien on, its Collateral as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of such Grantor’s Obligations. The information set forth in Annex II-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2.                                      GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

ANNEX II-A to
Assumption Agreement

Supplement to Schedule 1

Supplement to Schedule 2

Supplement to Schedule 3

Supplement to Schedule 4

Supplement to Schedule 5

EXHIBIT A

COPYRIGHT SECURITY AGREEMENT

EXHIBIT B

PATENT SECURITY AGREEMENT

EXHIBIT C

TRADEMARK SECURITY AGREEMENT